 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2012 (July 26, 2012)

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2718 Montana Ave., Suite 220
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2012, Voyager Oil & Gas, Inc., a Montana corporation (“Voyager” or the “Company”), entered into an amended and restated credit agreement (the “Credit Agreement”) with Macquarie Bank Limited (“Macquarie”), as Administrative Agent, and the Lenders party thereto. The Credit Agreement provides for (a) a senior secured revolving loan (the “Revolving Loan”) in an amount not to exceed $80,000,000 with an initial borrowing base of $15,000,000, (b) a senior secured term loan (the “Term Loan”) in an amount not to exceed $50,000,000, and (c) a senior secured term loan (the “Bridge Loan”) in an amount not to exceed $20,000,000. Amounts owed under each of the Revolving Loan, the Term Loan and the Bridge Loan are referred to herein as the “Loan.” Subject to certain conditions in the Credit Agreement, amounts repaid with respect to the Revolving Loan may be re-borrowed on a revolving basis until the Revolving Loan matures. Amounts repaid under the Term Loan and the Bridge Loan cannot be re-borrowed. The Revolving Loan and the Term Loan each mature on February 10, 2015, and upon such date, any amounts outstanding on the Revolving Loan and the Term Loan are due and payable. The Bridge Loan matures on November 15, 2012, and upon such date, any amounts outstanding on the Bridge Loan are due and payable.

Advances under the Revolving Loan bear interest at a rate per annum, at the Company’s option, dependent on whether the Revolving Loan is a Base Rate Loan or a LIBOR Loan. A Base Rate Loan bears interest at a rate per annum equal to the lesser of (a) the “prime rate” (which is the greater of (i) the prime rate of interest specified by the Wall Street Journal and (ii) the Federal Funds Rate plus 5.5% per annum) plus a margin ranging from 1.75% to 2.25%, and (b) the maximum interest rate allowed by any current or future law. A LIBOR Loan bears interest at a rate per annum equal to the lesser of (a) LIBOR plus a margin ranging from 2.75% to 3.25%, and (b) the maximum interest rate allowed by any current or future law. Such margins for Base Rate Loans and LIBOR Loans fluctuate based on the Company’s utilization of the Revolving Loan. Advances under the Term Loan bear interest at a rate per annum equal to the lesser of (a) the London Interbank Offered Rate (“LIBOR”) plus 7.5% and (b) the maximum interest rate allowed by any current or future law. Advances under the Bridge Loan bear interest at a rate per annum equal to the lesser of (a) (i) for the period commencing on July 26, 2012 and ending on September 30, 2012, LIBOR plus 9.00%, (ii) for the period commencing on October 1, 2012 and ending on October 31, 2012, LIBOR plus 11.50%, or (iii) for the period commencing on November 1, 2012 and ending on November 15, 2012, LIBOR plus 15.00%, and (b) the maximum interest rate allowed by any current or future law. With certain exceptions, interest is generally due and payable on a monthly basis. Voyager will also pay a commitment fee on the daily unused portion of the Revolving Loan of 0.50% per annum and a non-refundable fee to Macquarie equal to $1,000,000 as payment for the advances under the Bridge Loan.

The Credit Agreement is secured by substantially all of Voyager’s assets. Voyager also entered into a hedge agreement with Macquarie secured by the same collateral under the Credit Agreement.

The Credit Agreement contains customary covenants that include among other things, limitations on the ability of the Company to: incur or guarantee additional indebtedness; create liens; pay dividends on or repurchase stock; make certain types of investments; enter into transactions with affiliates; and sell assets or merge with other companies. The Credit Agreement also requires compliance with certain financial covenants, including, (a) a ratio of current assets to current liabilities of at least 1.00 to 1.00, (b) a maximum ratio of debt to EBITDA for the preceding four fiscal quarters of no more than 3.50 to 1.00, and (c) an interest coverage ratio of at least 2.50 to 1.00.

Amounts borrowed under the Revolving Loan and the Term Loan will be utilized by Voyager for its ongoing business operations, including the development and acquisition of properties. Voyager has borrowed $15,000,000 under the Bridge Loan in order to fund existing development activities. Remaining amounts borrowed under the Bridge Loan will be utilized by Voyager exclusively to pay current liabilities associated with specific properties or as otherwise approved by the Lenders.

A copy of the Credit Agreement is filed herewith as Exhibit 10.01 and incorporated herein by reference. The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is qualified by reference to the Credit Agreement.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 9, 2012, Voyager entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Emerald Oil & Gas NL (the “Parent”) and Emerald Oil, Inc., a wholly owned subsidiary of the Parent (“Emerald”). The Purchase Agreement provides that, upon the terms and subject to the conditions therein, Voyager will purchase all of the outstanding capital stock of Emerald for 19.9% of the total shares of Voyager common stock outstanding as of the closing date, subject to customary adjustments, including adjustments for title defects and environmental matters, as provided in the Purchase Agreement, and will maintain Emerald’s liabilities, including approximately $20.2 million in debt owed by Emerald (the “Transaction”). On July 26, 2012, Voyager completed the Transaction and issued to Parent 11,135,217 shares of Voyager common stock and is holding 500,000 shares of Voyager common stock pending the resolution of certain title defect matters. A copy of the press release announcing the completion of the Transaction is attached as Exhibit 99.1.

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As part of the Transaction and as a condition to closing, on July 26, 2012, Voyager entered into employment agreements with six officers, J.R. Reger (Executive Chairman), Mike Krzus (Chief Executive Officer), McAndrew Rudisill (President), Paul Wiesner (Chief Financial Officer), Karl Osterbuhr (Vice President of Exploration and Business Development) and Mitchell R. Thompson (Chief Accounting Officer). Each agreement terminates on December 31, 2014 with automatic yearly extensions unless Voyager or the officer elects not to extend the agreement. Each agreement provides for a base salary, initial stock awards under Voyager’s 2011 Equity Incentive Plan (the “2011 Plan”) consisting of options and restricted stock units, 25% of which vests immediately and 75% of which vests in equal increments over three years, and an annual short-term incentive award, which will range from up to 100% to 200% of the officer’s base salary and the performance criteria of which is to be set by the Compensation Committee (the “STI Award”). Mr. Reger will receive a base salary of $290,000 per year and an initial equity award consisting of options to acquire 625,000 shares of Voyager common stock and 208,333 restricted stock units. Mr. Krzus will receive a base salary of $290,000 per year and an initial equity award consisting of options to acquire 625,000 shares of Voyager common stock and 208,333 restricted stock units. Mr. Rudisill will receive a base salary of $290,000 per year and an initial equity award consisting of options to acquire 625,000 shares of Voyager common stock and 208,333 restricted stock units. Mr. Wiesner will receive a base salary of $275,000 per year and an initial equity award consisting of options to acquire 312,500 shares of Voyager common stock and 104,167 restricted stock units. Mr. Osterbuhr will receive a base salary of $250,000 per year and an initial equity award consisting of options to acquire 312,500 shares of Voyager common stock and 104,167 restricted stock units. Mr. Thompson will receive a base salary of $225,000 per year and an initial stock award consisting of options to acquire 500,000 shares of Voyager common stock and 166,667 restricted stock units.

Each of these officer employment agreements provides for severance and change-in-control payments in the event Voyager terminates an officer’s employment “without Cause” or if the officer terminates for “Good Reason.” “Change of Control” is deemed to occur when individuals constituting the Board of Directors of Voyager at the beginning of any two year period cease to constitute a majority thereof, or if the voting securities of Voyager outstanding immediately prior to a merger, consolidation or reorganization cease to represent at least 50% of the combined voting power of the outstanding securities of Voyager immediately after such merger, consolidation or reorganization. If an officer is terminated by Voyager “without Cause” or the officer resigns for “Good Reason” or if the agreement is not extended at the end of each term, then that officer will receive all accrued but unpaid base salary, any unpaid STI Award in respect of any completed fiscal year ending prior to the date of such termination or resignation, a lump-sum cash payment equal to two times the target STI Award for the fiscal year in which the termination or resignation occurs, a lump-sum payment equal to two years of the officer’s base salary and partial payment of the officer’s health coverage, if continued. If an officer is terminated by the Company “without Cause” or the officer resigns for “Good Reason” within 12 months after a Change of Control, the officer will also be entitled to immediate vesting of all equity or equity-related awards previously awarded to the officer. Upon termination by Voyager “Without Cause” or by an officer for “Good Reason,” the officer will receive all amounts payable on the 60th day following the date of the officer’s termination of employment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The text set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated into this item by reference.

Item 3.02.      Unregistered Sale of Equity Securities.

The text set forth in Item 2.01 of this Current Report on Form 8-K regarding the issuance of 11,135,217 shares of Voyager common stock (and an additional 500,000 shares if certain title defect matters are resolved) to Parent in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act is incorporated into this item by reference.

Item 5.01.      Changes in Control of Registrant.

The text set forth in Item 2.01 of this Current Report on Form 8-K regarding the Transaction and in Item 5.02 regarding the resignation and appointment of directors of Voyager is incorporated into this item by reference.

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Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The text set forth in Item 2.01 of this Current Report on Form 8-K regarding the entrance by Voyager into employment agreements with J.R. Reger, Mike Krzus, McAndrew Rudisill, Paul Wiesner, Karl Osterbuhr and Mitchell R. Thompson, is incorporated into this item by reference. Concurrently with their entrance into the new employment agreements, Messrs. J.R. Reger and Mitchell R. Thompson entered into termination agreements terminating their previous employment agreements with Voyager and resigned as Voyager’s Chief Executive Officer and Chief Financial Officer, respectively, and began serving as Voyager’s Executive Chairman and Chief Accounting Officer, respectively.

Set forth below are the biographies of each of the newly appointed officers.

Mike Krzus (Chief Executive Officer), age 54, has over 29 years experience managing technical and business areas in upstream oil and gas, liquefied natural gas and geothermal. Prior to joining Voyager, Mr. Krzus was the Chief Executive and Operating Officer of Parent since February 12, 2009 and was its Managing Director since August 13, 2009. Starting as a petroleum engineer with Home Oil in Calgary in 1983, he then proceeded to Woodside Petroleum Ltd (Australia's largest operating oil company) in 1986 at which he held various management and executive positions involving technical oil and gas field development (including a four year secondment to Shell where he led gas and oil field development teams in the Netherlands), exploration and production business development, company business planning and evaluations, joint venture management and technical capability management. Before leaving Woodside Petroleum Ltd in 2007 he was responsible for its sub-surface technical oil and gas development capability and technology and its capital gating approval process. Prior to joining Parent, Mr. Krzus ran a geothermal exploration company that was a subsidiary of Eden Energy.  He is a member of the Society of Petroleum Engineers (SPE) and Graduate member of the Australian Institute of Company Directors (AICD). He holds a Diploma in Oil and Gas Technology from the British Columbia Institute of Technology and a BSc in Petroleum Engineering from Tulsa University. There are no family relationships between Mr. Krzus and any director or executive officer of Voyager. Other than his employment relationship with Voyager as disclosed herein, and his compensation and benefits in connection with such employment relationship, Mr. Krzus has not had a direct or indirect material interest in any transaction since the beginning of Voyager’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Voyager was or is to be a participant.

McAndrew Rudisill (President), age 33, has 11 years of investment management and investment banking experience in the natural resources sector. Prior to joining Voyager, Mr. Rudisill served as a non-executive director of Parent and was President and Chairman of Emerald. Mr. Rudisill was the Managing Partner and founder of Pelagic Capital Advisors LP from 2007 to 2011. Prior to forming Pelagic Capital Advisors LP, Mr. Rudisill was a co- founder and Managing Partner of BrightStream Asset Management which focused on investments in natural resources from 2005 to 2007. Before co-founding BrightStream, Mr. Rudisill was an Analyst and Managing Director at North Sound Capital from 2003 to 2005 where he was responsible for investments in global natural resources. Mr. Rudisill currently serves as the Chief Executive Officer and Managing Director of Rico Resources (ASX: RRI) and serves as a trustee of the Tiger Foundation, which is a philanthropic organization focused on serving New York City.  Mr. Rudisill’s investment career began at JPMorgan, where he worked as an investment banker. There are no family relationships between Mr. Rudisill and any director or executive officer of Voyager. Other than his employment relationship with Voyager as disclosed herein, and his compensation and benefits in connection with such employment relationship, Mr. Rudisill has not had a direct or indirect material interest in any transaction since the beginning of Voyager’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Voyager was or is to be a participant.

Paul Wiesner (Chief Financial Officer), age 47, has over 20 years experience in oil and gas finance and accounting with a proven ability to improve operations, impact business growth and maximize profits through financial management, cost reductions, internal controls and productivity improvements.  Prior to joining Voyager, Mr. Wiesner was the Chief Financial Officer of Tracker Resource Development II, LLC from 2008 to 2011. From 2005 to 2008, Mr. Wiesner was Chief Financial Officer, Secretary and Treasurer for Storm Cat Energy where he launched private placements from institutional investors and hedge funds, and he identified and analyzed strategic acquisitions and joint ventures.  From 2002 to 2005, Mr. Wiesner served as Chief Financial Officer of NRT Colorado, Inc. where he brought new ideas and a challenging voice to the company.  He streamlined operations, reduced costs, restructured staffing and implemented internal controls.  Mr. Wiesner has held roles in various private companies where he sourced capital from both equity and debt markets, evaluated and tracked investment performance, participated in the strategic direction of the companies.  He has experience in the oil and gas, mining and high tech industries.  Mr. Wiesner graduated with a Bachelor of Arts degree from Claremont McKenna College and a Master's of Business Administration degree from MIT Sloan School of Management.  There are no family relationships between Mr. Wiesner and any director or executive officer of Voyager. Other than his employment relationship with Voyager as disclosed herein, and his compensation and benefits in connection with such employment relationship, Mr. Wiesner has not had a direct or indirect material interest in any transaction since the beginning of Voyager’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Voyager was or is to be a participant.

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Karl Osterbuhr (Vice President of Exploration and Business Development), 51 has over 20 years of unique experience in the field that gives him a thorough understanding of all types of field operations. He has particular expertise in geo steering horizontal wells, under balanced drilling in high temperature high pressure environments and managed pressure drilling operations. Mr. Osterbuhr’s exploration experience includes over 17 separate petroleum provinces in the US and Canada. His technical expertise includes working with hydrothermal dolomites and other complex carbonate depositional systems, tight gas multi-storied cretaceous sandstones, multi-pay clastic and evaporate sequences as well and unconventional oil and gas shales. Prior to joining Voyager, Mr. Osterbuhr was self-employed as a consultant from 2010 to 2012, and in early 2012 he joined Emerald. Mr. Osterbuhr founded NYSG, LLC in June 2008 with two other private equity partners and put together 35,000 acres in the unconventional Utica Shale play of upstate New York . Before founding NYSG, LLC, Mr. Osterbuhr served as Exploration Manager at Delta Petroleum beginning in 2007 where he was responsible for frontier exploration ventures in the Rocky Mountain basins and the onshore Gulf Coast region. He also managed the Austin Chalk Business unit, which at the time was the most profitable business in the company. Mr. Osterbuhr earned his Bachelor of Science in Geology from Kansas State University and is an active member of the American Association of Petroleum Geologists and the Society of Petroleum Engineers. There are no family relationships between Mr. Osterbuhr and any director or executive officer of Voyager. Other than his employment relationship with Voyager as disclosed herein, and his compensation and benefits in connection with such employment relationship, Mr. Osterbuhr has not had a direct or indirect material interest in any transaction since the beginning of Voyager’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Voyager was or is to be a participant.

On July 26, 2012, as part of the Transaction and as a condition to closing, Joseph Lahti, Myrna McLeroy, Loren J. O’Toole II, Josh Sherman and Mitchell R. Thompson resigned as directors of Voyager. Duke Ligon, Seth Setrakian, Dan Spears, Mike Krzus and McAndrew Rudisill, each of whom were previously employed by Emerald or previously served on the Board of Directors of Emerald, have joined Lyle Berman and J.R. Reger on Voyager’s Board of Directors. Messrs. Setrakian, Ligon and Spears are serving on Voyager’s Compensation Committee with Mr. Setrakian serving as the chair; Messrs. Ligon, Berman and Spears are serving on Voyager’s Audit Committee with Mr. Ligon serving as the chair; and Messrs. Spears and Setrakian are serving on the Nominating Committee with Mr. Spears serving as the chair. None of the newly appointed directors has had a direct or indirect material interest in any transaction since the beginning of Voyager’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Voyager was or is to be a participant.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the completion of the Transaction is attached as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report, if any, will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

No pro forma financial information is being filed with this report. The pro forma financial information required to be filed as an exhibit to this report, if any, will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

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(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated July 26, 2012, among Voyager Oil & Gas, Inc., as Borrower, Macquarie Bank Limited, as Administrative Agent, and the Lenders party thereto.

10.2	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and J.R. Reger.

10.3	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and McAndrew Rudisill.

10.4	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Mike Krzus.

10.5	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Mitchell R. Thompson.

10.6	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Paul Wiesner.

10.7	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Karl Osterbuhr.

99.1	Press Release dated July 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson Chief Accounting Officer

Date: July 31, 2012

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EXHIBIT INDEX

Exhibit	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated July 26, 2012, among Voyager Oil & Gas, Inc., as Borrower, Macquarie Bank Limited, as Administrative Agent, and the Lenders party thereto.

10.2	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and J.R. Reger.

10.3	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and McAndrew Rudisill.

10.4	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Mike Krzus.

10.5	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Mitchell R. Thompson.

10.6	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Paul Wiesner.

10.7	Employment Agreement, dated July 26, 2012, between Voyager Oil & Gas, Inc. and Karl Osterbuhr.

99.1	Press Release dated July 27, 2012.

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